AMENDMENT TO

ADMINISTRATIVE SERVICES LETTER AGREEMENT

(Service Shares)

     This Amendment (“Amendment”) is to the Administrative Services Letter Agreement by and among Janus Capital Management LLC (the “Adviser”) and Principal Life Insurance Company (the “Company”) and is entered into as of November 1, 2011.

RECITALS

WHEREAS, the Adviser and the Company are currently parties to the Administrative Services Letter Agreement dated May 6, 2008 (the “Agreement”);

WHEREAS, the parties wish to add Principal National Life Insurance Company (“Principal National Life”) as a party to the Agreement and its Principal National Life Insurance Company Variable Life Separate Account to Schedule A; and

WHEREAS, the parties wish to amend the Agreement as set forth below.

AMENDMENT

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Principal National Life shall be an additional party to the Agreement and all references in the Agreement to the “Company” shall mean Principal National Life and/or Principal Life Insurance Company as applicable.
2.	Schedule A to the Agreement shall be deleted in its entirety and replaced with the amended Schedule A attached hereto.
3.	The Agreement, as supplemented by this Amendment, is ratified and confirmed.
4.	This Amendment may be executed in two or more counterparts which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

JANUS CAPITAL MANAGEMENT LLC	PRINCIPAL LIFE INSURANCE COMPANY

By: /S/ Russell P. Shipman Name: Russell P. Shipman Title: Senior Vice President	By: /s/ Sara Wiener Name: Sara Wiener Title: Director – Product Management PRINCIPAL NATIONAL LIFE INSURANCE COMPANY By: /s/ Sara Wiener Name: Sara Wiener Title: Director – Product Management

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Schedule A

Participation	Account	Contracts	Service Fee
Agreement
Participation	Principal Life	• Principal Benefit	0.10% of the average
Agreement dated as of	Insurance Company-	Variable Universal	monthly value of the
August 28, 2000,	Variable Life Separate	Life	Shares of the
between the Company	Account	• Principal Benefit	Portfolios held in
and the Trust		Variable Universal	contracts
Life II
• Principal Executive
Variable Universal
Life
• Principal Executive
Variable Universal
Life II
• Principal Flexible
Variable Life
• Principal
Survivorship
Flexible Premium
Variable Universal
Life
• Principal Variable
Universal Life
Accumulator
• Principal Variable
Universal Life
Income II
• PrinFlex Life®
Participation	Principal Life	• The Principal®	0.10% of the average
Agreement dated as of	Insurance Company	Variable Annuity	monthly value of the
August 28, 2000,	Separate Account B		Shares of the
between the Company			Portfolios held in
and the Trust			contracts
Participation	Principal National	• Principal Variable	0.10% of the average
Agreement dated as of	Life Insurance	Universal Life	monthly value of the
August 28, 2000,	Company Variable	Income III	Shares of the
between the Company	Life Separate Account		Portfolios held in
and the Trust (via			contracts
amendment dated as
of November 1, 2011)

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